SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                January 19, 1997
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                             MEDNET, MPC CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


    Nevada                      0-17120                         88-0215949
---------------             ----------------                   --------------
(State or other             (Commission File                   (IRS Employer
jurisdiction of                 Number)                        Identification
Incorporation)                                                     Number)



                                871-C Grier Drive
                             Las Vegas, Nevada 89119
                    ----------------------------------------
                    (Address of principal executive offices)



                                  702-361-3119
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

         On or about January 19, 1997, James Argyropoulos and Norton Herrick, Series A Convertible Exchangeable Preferred Stock shareholders of the Registrant served the Registrant with a complaint filed on November 5, 1996 in the United States District Court for the Central District of California against the Registrant and certain members of its board of directors. The complaint alleges that the Company and its officers and directors misrepresented material facts to plaintiffs in order to induce plaintiffs to provide a cash infusion to the Company and alleges violation of registration provisions in violation of Section 12(2) of the Securities Act of 1933 and Sections 10(b) and 20 of the Securities Exchange Act of 1934. In addition, breaches of contract and violation of state statutory provisions and common law claims are alleged. The complaint seeks compensatory and punitive damages in an unspecified amount and costs and expenses relating to the complaint, including attorneys' fees.

Item 7.  Financial Statements and Exhibits.

         The following exhibit is filed herewith:

         (c) Complaint, James Argyropoulos and Norton Herrick v. Mednet, MPC Corporation, et al., Civil No. 96-7740, filed November 5, 1996.



                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  MEDNET, MPC CORPORATION



Date: March 5, 1997                           By: /s/ Robert A. Bagdasarian
                                                  ------------------------------
                                                  Name: Robert A. Bagdasarian
                                                  Title: Chief Executive Officer

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